 As filed with the Securities and Exchange Commission   June 26, 2014

Registration No._333-193924

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IIM GLOBAL CORPORATION

 (Exact name of registrant as specified in its charter)

              Delaware

                 7375

                                            46-2069547

                                     State or other jurisdiction        Primary Standard Industrial        (I.R.S. Employer

incorporation or organization

   Classification Code Number)

     Identification Number)

160 E. Lake Brantley Drive

Longwood, Florida 32779

(407) 674-2651

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

David S. Jones

160 E. Lake Brantley Drive

Longwood, Florida 32779

(815) 353-9434

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate Date of Commencement

       of proposed sale to the public:      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  X  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer ,” “ accelerated filer ,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

☐

Accelerated filed

☐

Non-accelerated filed

☐

Smaller reporting company

X

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

    Proposed                    Proposed

               Amount                 Maximum

           Maximum

                   Amount of

Title of Each Class of                       to be

    Offering Price            Aggregate

                  Registration

Securities to be Registered

               Registered

    Per Unit (1)

           Offering Price

      Fee (2)

------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock held by

Selling Shareholders

50,573,987 shares

$0.60

$30,344,392

$3,909

(1)

There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)

$4,534 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 50,573,987 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

       Subject to Completion, Dated June ______, 2014

IIM GLOBAL CORPORATION

50,573,987 shares of Common Stock offered by selling shareholders at $0.60 per share

This prospectus relates to the offer and sale of 50,573,987 shares of common stock (the “Shares”) of IIM Global Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.  The selling shareholders will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 50,573,987.  Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company.  The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.  All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares.  If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

  Assumed Price

  To Public

Per Common Stock

    Share Offered

$0.60 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

IIM Global Corporation

160 E. Lake Brantley Drive

Longwood, Florida 32779

(407) 674-2651

Prospectus dated __________________, 2014

TABLE OF CONTENTS

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 4

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 6

Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Selling Shareholders Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

12

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

13

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

13

The Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

16

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

20

Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

25

Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . . . .

26

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

28

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

30

Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

32

Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

33

Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

33

Shares Eligible for Future Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

35

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   35

Disclosure of Commission Position of Indemnification for Securities Act Liabilities . . . . . . . . . . . . . . . . . . . .

35

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

F-1

_________________

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

IIM Global Corporation, a Delaware corporation (the “Company”), provides innovative technology solutions.  The Company operates in two technology fields: the handheld identification market and mobile payment market.  The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Silverwood Acquisition Corporation (“Silverwood” or “Silverwood Acquisition”).

In December 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.  In connection with the change of control, the Company changed its name from Silverwood Acquisition Corporation to IIM Global Corporation.

On August 12, 2013, the Company acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”).  The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.  Innovation in Motion was formed in April 2009 in the State of Florida.

Prior to the Acquisition, Silverwood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Innovation in Motion.  As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company.  The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

The Company is located at 160 E. Lake Brantley Drive, Longwood, Florida 32779.  The Company’s main phone number is (407) 674-2651.

Business

The Company focuses on two distinct markets, one being the Government market requiring innovative and cost effective solutions for addressing their security and associated identity management needs and the other the Consumer Mobile Payment market which is looking to define non obtrusive but highly secure solutions used for credit and debit card payments that can incorporate biometric technologies.  To address these markets the Company has invested into patenting and developing both hardware and software platforms focused to address these specific market requirements.

In the Government market the Company has invested over $500,000 in the patenting and development of a hardware and software platform based on its own patent filings, which focus on the Intelligent Accessory and Reverse Bluetooth concepts.  This platform allows the Company to create handheld biometric products that allow for customers to benefit from the latest Smartphone and Tablet technologies while at the same time ensure the stability of having all of the drivers, algorithms and security policies contained in a fully integrated Intelligent Accessory.  By having this approach the Company offers products, which it believes are highly competitive, in both price and functionality.   As a result of this strategy and financial investment the Company in 2012 was selected to provide over 33,000 handheld Voter Verification terminals for the Presidential Elections in Ghana Africa.  This contract was successfully delivered and completed in 2012. The Company is continuing to invest in this Government hardware and software platform and as a result is nearing completion in the development of its next generation of the Voter Verification terminal as well as new handheld products that can incorporate the latest Android and Windows Smartphones and Tablets providing a new small form factor and what it believes will be a low cost solution to field based Biometric and Demographic Enrolment as well as handheld document and individual verification.  To ensure its technology is properly positioned in the market, the Company is actively supporting its worldwide indirect distribution channels consisting of Systems Integrators and Value Added Resellers and as a result is involved in a number of large opportunities with revenue potentials in 2014 and beyond.  In addition, the Company is investigating revenue opportunities through licensing its core technologies, platforms, IP, and patents to third parties.  There are no assurances, however, that it will be successful in these efforts.

In the Consumer Mobile Payment market the Company has invested over $275,000 in the patenting and developing its biometric wallet hardware and software platform.  This platform allows for the creation of a biometric mobile payment instrument that is not dependent on a Smartphone or any other communications device.  It allows for Consumers to securely store their credit cards as well as other types of cards directly in a small biometric Android powered device without the use of any Cloud platforms. The main advantages of this platform are that no card data ever has to be stored outside the custody of the actual cardholder and that this solution is not dependent on any third party wireless carriers, or Internet service providers so no new outside third party transaction costs are involved.  The Company has already developed the first prototype of this biometric wallet called the SRIO and is currently working to partner with existing payment processing companies to introduce its capabilities into the market.  The Company is marketing this technology to companies, which provide both credit card processing solutions, as well as closed system remittance solutions, as this technology is able to support both the EMV policies and protocols as well as run closed system applications used in a variety of Countries for pension payments, social services, and private loyalty programs.

Risks and Uncertainties facing the Company

The Company did not earn revenues during the three months ended March 31, 2014 or the year ended December 31, 2013, respectively, and the Company may experience losses in the near term.  The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved.  In order to expand the Company’s business, the Company would likely require additional financing.  As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations.  Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model.  The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives.  Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customers.  The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business.  Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers.  In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships.  If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 50,573,987.  The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 50,573,987 Shares (the “Selling Shareholder Shares”).  The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

Common stock outstanding before the offering

160,623,289

Common stock for sale by selling shareholders

50,573,987

Common stock outstanding after the offering

160,623,289

Offering Price

$0.60 per share

Proceeds to the Company

$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The Company had no operations or specific business plan until the Acquisition. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to Innovation in Motion, which was acquired by the Company in August 2013 as a result of the Acquisition.

The statements of operations data for the years ended December 31, 2013 and December 31, 2012, respectively, and the balance sheet data as of December 31, 2013 and at December 2012, respectively, are derived from the audited financial statements of the Company and related notes thereto included herewith.  The statement of operations data for the three months ended March 31, 2014 provided below is derived from the unaudited financial statements of the Company and related notes thereto included elsewhere in this prospectus.

Three months ended

Year ended

Year ended

March 31, 2014

December 31, 2013

December 31, 2012

(unaudited)

Statement of operations data

Revenue

$0

$0

$7,695,067

Gross profit

$0

$0

$1,194,872

Income (Loss) from operations

$(112,274)

$(971,455)

$192,313

Net income (loss)

$(121,824)

$(976,238)

$192,313

At March 31, 2014

At December 31, 2013

At December 31, 2012

Balance sheet data

Cash

$221,351

$5,349

$17,568

Other assets

$531,522

$543,157

$361,749

Total assets

$752,873

$548,506

$379,317

Total liabilities

$617,491

$291,300

$103,608

Total stockholders’ equity (deficit)

$135,382

$257,206

$275,709

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk.  Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer.  In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date.  The business model of the Company involves significant costs, resulting in a low margin on revenues.  Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past.  The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

There can be no assurance that the Company will successfully commercialize its product or sustain market acceptance.

There is no assurance that the Company will ever successfully commercialize its product or that the Company will experience a positive market reception. There is no assurance that the Company’s products or solutions will continue to meet with market acceptance.  Moreover, there is no assurance that these products and solutions will continue to have any competitive advantages. There can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential.  As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business.  An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company.  Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business.  Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies.  If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business.  The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

We will need additional financing which we may not be able to obtain on acceptable terms.  If we cannot raise additional capital as needed, our ability to execute our business plan and grow our company will be in jeopardy.

Capital is needed not only to fund our ongoing operations and to pay our existing obligations, but capital is also necessary for the effective implementation of our business plan.  Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses.  On March 31, 2014, we had cash on hand of $221,351 and a working capital deficit of $293,140.  We anticipate that we will need $500,000 at a minimum to execute our business plan over the next twelve months.  We will need to raise significant additional capital to fund the future growth of our company, including advertising and marketing, continued investment in sales and product development.  We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company and the current uncertainties in the capital markets.  Accordingly, we cannot assure you that additional working capital will be available to us upon terms acceptable to us.  If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations.  In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

The Company is an early-stage company and has a limited history of its operations.  The Company will need to continue generating revenue in order to maintain sustained profitability.  Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and directors beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own more than a majority of the Company’s outstanding common stock.  As such, they control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company has a major shareholder and independent director who owns a company that may pose a conflict of interest.

The majority shareholder and independent director Mr. Andras Vago owned a company call Multipolaris Corporation that dealt in the same Government markets as the Company and was involved in the initial development of the Company’s products.  As of 2013, this company is no longer operational nor is it present anymore in the market.   There are no assurances, however, that Mr. Vago will not enter into future businesses which may directly or indirectly compete with the Company.  In that event, it is possible that his personal interests will not coincide with those of our Company which could cause a conflict of interest.  There are no assurances that such conflict, if it should occur in the future, will be resolved to our benefit.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan.  The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates as the Company is pursuing business in numerous countries around the world and, as such, may incur delays in securing contracts and/or delivering contracts due to potential changes being invoked in Foreign and US Government policies regarding the importation and exportation of US based biometric technologies. Due to the security applications and biometric technology associated with the Company’s products, the activities and operations of the Company could become subject to license restrictions and other regulations, such as (without limitation) export controls and other security regulation by government agencies.  If the Company’s products become subject to these license and export control regulations, the Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In that event, the Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses.  These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences.  These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area.  However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products over the longer term.  The Company has conducted no marketing studies regarding whether its business would continue to be marketable.  No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations.  Any such liability , which might arise could be substantial and may exceed the assets of the Company.  The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for intellectual property and trade secret protection in aspects of its business.  There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.  Further, there is no guarantee that current patents and other intellectual property adequately protect the Company or its business and operations.

The Company is subject to the potential factors of market and customer changes that could adversely affect the Company.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers.  The needs of customers are subject to constant change, as technology needs are as quick to change , as are the businesses of customers.  Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services.  In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

The Company is an early-stage organization and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934.  However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope.. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

There is no assurance that the Company will be able to establish or expand its market presence through successful acquisitions.

The ability of the Company to grow through acquisitions (as planned) will depend on a number of factors, including competition for acquisitions, the availability of capital and other resources to consummate acquisitions, and the ability to successfully integrate and train additional staff, including the staff of an acquired company. There can be no assurance that the Company will continue to be able to establish and expand its market presence or to successfully identify suitable acquisition candidates and complete acquisitions on favorable terms.

In addition to facing competition in identifying and consummating successful acquisitions, such acquisitions could involve significant risks, including:

-difficulties in the assimilation of the operations, services, and corporate culture of acquired companies, and higher-than-anticipated costs associated with such assimilation;

-over-valuation of acquired companies or delays in realizing or a failure to realize the benefits, revenues, cost savings, and synergies that were anticipated;

-difficulties in integrating the acquired business into information systems, controls, policies, and procedures;

-failure to retain key personnel, business relationships, reputation, or clients of an acquired business;

-the potential impairment of acquired assets;

-diversion of management’s attention from other business activities;

-insufficient indemnification from the selling parties for legal liabilities incurred by the acquired companies prior to acquisition;

-the assumption of unknown liabilities and additional risks of the acquired business; and

-unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of existing operations.

In addition, future acquisitions could materially and adversely affect the Company’s business, financial condition, results of operations, and liquidity. Possible impairment losses on goodwill and intangible assets, or restructuring charges could occur. These risks could have a material adverse effect on the business because they may result in substantial costs to the Company and disrupt its business.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board .. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the application for quotation on the OTC Bulletin Board is not successful, the Company may seek to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months.  Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period , which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company , which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. (See “Jumpstart Our Business Startups Act” contained in this prospectus beginning on page 22, for a description of when a company may lose “emerging growth company” status.) The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company.  Such an offering may be conducted in parallel with or immediately following this offering.  Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties , which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 50,573,987 outstanding shares of the Company’s common stock by the holders of those shares.  The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus.  At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares. If, and when, a suitable broker-dealer, underwriter or selling agent is located, the Company would plan to disclose the same in this prospectus through an amendment to its Form S-1 registration statement to include such information herein.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resale’s of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.   Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).  The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.  The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001, of which 160,623,289 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 50,573,987 shares of common stock for sale to the public by the holders thereof at a price of $0.60 per Share.  The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

The holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock , which could dilute its current shareholder's share value.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to work with market makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.  In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends to common stockholders in the foreseeable future.   ..

THE BUSINESS

Background

Innovation in Motion commenced operations out of a desire of its founders to offer cutting-edge, innovative technology solutions and services to customers.

Summary

Prior to the Acquisition, the Company had no significant business, operations or plan.  Accordingly, the business of the Company below is that of Innovation in Motion, which the Company acquired in the Acquisition.

The Company focuses on two distinct markets, one being the Government market requiring innovative and cost effective solutions for addressing their security and associated identity management needs and the other the Consumer Mobile Payment market which is looking to define non obtrusive but highly secure solutions used for credit and debit card payments that can incorporate biometric technologies.  To address these markets the Company has invested into patenting and developing both hardware and software platforms focused to address these specific market requirements.

The Company is also focused on ongoing investments in new product development.  The product development strategy is two prong in nature:

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Continue to develop platforms that can leverage into several products that support open standards for application content

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Continuously improve quality and reduce manufacturing cost thru engineering design and optimizing supply chain.

Management believes that one of the biggest advantages of the Company’s platform approach is that the platforms can be leveraged to support a wide variety of vertical markets in both the Government and Mobile Payment space as well as easily adapted to new markets requiring low cost and configurable solutions.  These vertical markets are as an example border control, public safety, enterprise security and asset management, seaports , small business inventory management, military and banking (identity verification).   There are no assurances, however, that management’s beliefs are correct ..

The Company’s Presence in the Market

The Company plans to grow organically through sales and marketing of its products and development of new and improved products.  In addition, the Company plans to explore acquisition opportunities as a means to foster and accelerate its growth.

To ensure its HDR Intelligent Accessory technology is properly positioned in the market, the Company is actively supporting its worldwide indirect distribution channels consisting of Systems Integrators and Value Added Resellers. To date the Company has proposed solutions to integration partners and distributors using this technology for a number of opportunities around the world.  Specifically, the Company has set up a “live” demonstration system for a value-added reseller in Latin America, and has sent a prototype for its next generation product using this platform to an integrator in Africa.

With regards to its Mobile Payment solution the Company is marketing its SRIO product to companies, which provide both credit card processing solutions, as well as closed system remittance solutions, as this product is able to support both the EMV policies and protocols as well as run closed system applications used in a variety of Countries for pension payments, social services, and private loyalty programs.

Governmental Regulations

The Company does not need or require any approval from government authorities or agencies in order to operate its regular business and operations.  However, it is possible that any proposed expansion to the Company’s business and operations in the future would require government approvals.

Due to the security applications and biometric technology associated with the Company’s products, the activities and operations of the Company could become subject to license restrictions and other regulations, such as (without limitation) export controls and other security regulation by government agencies.

Products

In the Government market the Company has invested over $500,000 in the patenting and the development of a hardware and software platform based on its own patent filings, which focus on the Intelligent Accessory and Reverse Bluetooth concepts.  Management believes that this platform allows the Company to create handheld biometric products that allow for customers to benefit from the latest Smartphone and Tablet technologies while at the same time ensure the stability of having all of the drivers, algorithms and security policies contained in a fully integrated Intelligent Accessory. By having this approach the Company offers products, which it believes are highly competitive, in both price and functionality.   As a result of this strategy and financial investment the Company in 2012 was selected to provide over 33,000 handheld Voter Verification terminals for the Presidential Elections in Ghana

Africa.  This contract was successfully delivered in December 2012 and the related warranty period completed in December 2013. The Company is continuing to invest in this Government hardware and software platform and as a result is nearing completion in the development of its next generation of the Voter Verification terminal as well as new handheld products that can incorporate the latest Android and Windows Smartphones and Tablets providing what it hopes will be a new small form factor and low cost solution to field based Biometric and Demographic Enrolment as well as handheld document and individual verification.

The Company has developed what it believes to be a highly cost effective and unique handheld “Configurable Intelligent Accessory” platform called HDR for the identification market.  We believe that the product is unique due to the fact it appears as an accessory to an existing communications or computing device, but in operational terms it actually is a fully integrated device running its own operating system and processing all secure information independently. We believe that it is this approach, which makes the product cost effective as well; because the man-machine interface as well as the wireless communications is provided by a standard off the shelf device such as a Smartphone, Tablet or even Laptop Computer, which are available at competitive consumer pricing levels.  The Company provided Intelligent Accessory focuses only on a subset of the requirements related to machine readable peripheral support and secure database management allowing it to be priced at what we believe is well below a competitive product that has to be designed with all the parameters included.  This platform is designed to complement not replace existing communications and computing products utilized in this market by providing a configurable machine-readable input and secure data processing and storage intelligent accessories. By being an open platform solution and not a closed architecture product the HDR Intelligent Accessory becomes the enabling platform for thousands of applications and applications developers.  The open platform-enabling element is the fact that third party developers can produce unique applications on standard Android or Windows OS based devices and not on a special hardware and software platform unique to a specific company.  The applications developers are provided an SDK by the Company for interfacing their applications to the Company’s HDR Intelligent Accessory.

Being a “Configurable” platform the HDR Intelligent Accessory can be purchased with the following combination of machine-readable inputs :

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OCR Swipe (Passports, ID Cards, etc …)

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1D and 2D Barcode

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Contactless RFID ISO 14443

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Contact Chip Reader

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Gen2 EPIC1 Contactless Reader/Writer

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Single Finger Scanner ( Capacitive or Optical Configurations)

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5 MP Camera (Facial Mugshot, License Plate Capture)

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White and UV Torch Light

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Removable Micro-SD Card

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Magnetic Stripe Reader

We believe that one of the biggest advantages of this platform HDR Intelligent Accessory approach is that a single product can support a wide variety of vertical markets based on the application software that is used, such as:

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Border Control

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Public Safety

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Enterprise Security and Asset Management

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Seaports

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Small Business Inventory Management

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Voter Registration and Verification

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Military

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Banking (Identity Verification)

The Company’s solution also contains the back-end software elements to provide direct interfaces to customer AFIS (Automatic Fingerprint Identification Systems) and various other demographic databases.  In addition, the Company has developed an HDR asset manager software solution that allows for the management of the HDR pairing and end user issuance process from small to nationwide institutions or organizations.  The two software elements developed are: gateway server and asset manager server.

As a result of the Ghana Presidential Elections contract in 2012 the Company has created a low cost Linux OS version of its HDR Intelligent Accessory platform that can be marketed for the global Voter Verification Market.  This product is designed to provide Systems Integrators the solution for an easy to use, reliable biometric handheld device that can be easily deployed during Governmental elections.

The Company is also leveraging its HDR Intelligent Accessory platform to introduce a new product designed to address a niche market of On the Shelf Inventory Management.  This market differs from the traditional warehouse inventory control, as it requires devices, which can enable the rapid and accurate counting of individual items on the shelves of retail merchants.  The Company’s product will provide a special form factor and large easy to navigate alpha/numeric keyboard, combined with all the functionality normally found in a handheld barcode-scanning device to achieve this objective.

To address a need for a new form of fixed location Multi-Modal biometric enrolment and verification the company has developed a new Multi-Modal Biometric Kiosk with a large touch screen LCD capable of capturing Facial Images, IRIS, 4-4-2 Slaps and Rolled Fingerprints, Digital Signature, along with other peripheral capabilities such as barcode capture, magstripe capture all in a fully enclosed rugged steel housing that meets ADA (American Disabilities Act) requirements.

In the Consumer Mobile Payment market the Company has invested over $275,000 in the patenting and developing its biometric wallet hardware and software platform.  This platform allows for the creation of a biometric mobile payment instrument that is not dependent on a Smartphone or any other communications device.  It allows for Consumers to securely store their credit cards as well as other types of cards directly in a small biometric Android powered device without the use of any Cloud platforms. The main advantages of this platform are that no card data ever has to be stored outside the custody of the actual cardholder and that this solution is not dependent on any third party wireless carriers, or Internet service providers so no new outside third party transaction costs are involved. The Company has completed the engineering design requirements documentation and engineering feasibility analysis for this Biometric Wallet platform called SRIO.  The SRIO is a small, Android OS powered biometric wallet that is a standalone device capable of meeting PCI compliance requirements for the secure storage and processing of credit card transactions using NFC technology coupled with the fingerprint authentication of the user.

The SRIO can be utilized in open and closed payment platforms, and there is no need to partner with mobile operators, phone manufacturers or others in order to implement the solutions. The SRIO also stores all credit/loyalty/membership/cards on the device, so a user’s information is readily accessible at all times.  With use of the SRIO, a user can instantly and conveniently make payments on-the-go.

Pricing

The Company believes that it maintains competitive pricing for its products.  The expected retail list price for HDR Intelligent Accessory products range from $850 to $1,850 based on the configuration of the features and functionality of the product.   The Voter Verification product is expected to have a retail price in the range of $300 - $350 based on the required configuration.  The Inventory Management product is expected to be retail priced in the range of $1,000 - $1,200 depending on required configuration. The expected retail list price for SRIO products are expected to be $100 or less.

Competition

The technology industry is characterized by rapid change and new entrants.  The Company needs to consistently develop and improve products in order to remain competitive in the technology industry.

Several product competitors exist for the Company’s products, including Morphoident, Cogent Bluecheck II, Cogent MI2, Crossmatch Rapid ID and others.  In general, these products compete with the HDR Intelligent Accessory platform and are twice as expensive as the price point for the Company’s products ..  In the SRIO product line, the closest competitor is Google Nexus 4, which is three times or more the cost of the Company’s product.

In general, the technology industry is characterized by rapid change and product development.  While the Company will take steps to protect and maintain its intellectual property, there is no guarantee that such intellectual property protection can safeguard against changes and innovation that characterize the high-technology industry.

In addition, it is possible that larger technology companies could develop competing technology and products.  These larger organizations typically have larger budgets, more resources and the ability to quickly hire talented personnel to develop and commercialize new products.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  The Company hopes to work with several strategic partners in important areas of its business and operations.  Currently, the Company has several strategic partners (noted below) and hopes to foster additional such relationships.  The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers.  The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

A key supplier of the Company is Flextronics, an outsourced contract manufacturer.  Pursuant to the Company’s relationship with Flextronics, the Company is able to obtain assembly and manufacturing of parts and products via Flextronics’ manufacturing capabilities.

The Company has a relationship with Coppernic SAS based in France.  The parties began their relationship in July 2012 through entry into a supply contract whereby the Company supplied biometric verification devices to Coppernic SAS for the 2012 Ghana election.   The supply contract with Coppernic SAS was fulfilled upon warranty completion in December 2013.

The Company has a relationship with CenPos, Inc. related to payment processing gateway technology and services.  The parties entered an agreement in November 2009 pursuant to which the Company utilizes certain services and functions provided by CenPos, Inc.

The Company is a party to a joint development agreement with Multipolaris Trading and Manufacturing Limited (“Multipolaris”) of Budapest, Hungary.  Pursuant to the joint development agreement, the Company and Multipolaris will develop technology and solutions together on an equal basis.  This joint development agreement has been terminated as a result of the closure of the Mulitpolaris Corporation in Hungary in January 2013.  All of the work products and IP created as a result of this agreement has been provided to the Company.

In the area of quality processing and control, the Company has developed a strong relationship with CMTEC Solutions of Singapore.  Pursuant to the agreement of the parties in January 2010, CMTEC Solutions provides manufacturing and engineering quality control and oversight for the assembly of the Company’s products.  The agreement has a term of 12 months that renews each year, unless one of the parties terminates prior to renewal.  Under the agreement, CMTEC Solutions receives a minimum fee of $2,500 per month from the Company, plus has eligibility to receive bonuses and commissions.  As a result of the Manufacturing Agreement being put in place with Flextronics Corporation the services of CMTEC were no longer required, hence this agreement was terminated as of 12/2/2010.

The Company has partnered with two firms with respect to accounting and finance services.  First, the Company entered into an arrangement with Nperspective to provide finance and CFO services to the Company.  This agreement was executed in October 2012 and expires one year from then.  Second, the Company entered into an accounting and business consulting services agreement with IN2IT Advisors in January 2013.  Per this agreement, the Company receives such services from IN2IT Advisors at the rate of $150.00 per hour.

Sales and Distribution Agreements

The Company works with sales agents, distribution partners and others to promote and sell its products worldwide.  The following are among the Company’s significant sales and distribution partners (with whom the Company has agreements):

-Acumen Telecommunicacionies S.A. de C.V.; located in Mexico; relationship since October 2010

-AITS and Biometrics Consulting, Inc.; relationship since August 2011

-Artemis; located in France; relationship since December 2011

-Artemis; located in South America; relationship since November 2011

-Best Tech Link, S.L.; located in Madrid, Spain

-Llacom S.A. de CV; located in Mexico

-Ofimarket LTDA; located in Columbia; relationship since March 2011

-Peter Gonzalez; located in Costa Rica; relationship since May 2011

-Preferred IT Service, S.A.; located in Costa Rica; relationship since July 2011

-Richard Gallano; located in Spain; relationship since May 2011

-Security Printing Consulting AG; Switzerland; relationship since December 2010

-Smart Identity Devices Private Limited; located in India; relationship since June 2011

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new clients.  The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers.  The Company eventually anticipates a significant budget and need for marketing activities.  The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s products and platform.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

Research and Development

On April 1, 2013, the Company entered into an engineering contract for the hardware and software development of its next generation HDR device called the HDR+.  The device is to be used by government and enterprise customers to capture all forms of machine - readable data as well as the facial and fingerprint biometric information of persons. The total development costs for HDR+ will amount to $430,000. As of December 31, 2013, the Company has paid $44,000 in cash , which has been recorded as research and development expense ..  Due to slippages in the development deliverables and lack of proper documentation being supplied the Company terminated this agreement on November 11, 2013 ..

The Company decided to refocus its research and development on its next generation of HDR Intelligent Accessory platform instead of a developing the new HDR+.  To achieve this it has contracted a Mechanical Designer and H/W and Embedded S/W Engineer to complete this task.  The new core of the HDR Intelligent Accessory platform is expected to be leveraged in all the Government market products being introduced.

The Company in 2014 has also started to utilize the services of a Kiosk manufacturer, Slabb Inc. for the production of its new Multi-modal Biometric Enrolment and Verification Kiosk.  No formal agreement is in place, beyond a standard Non-Disclosure Agreement and the Company can utilize these services on an as needed basis.

Revenues and Losses

The Company had no revenues during the three months ended March 31, 2014, as compared to no revenues in the three months ended March 31, 2013.  The Company had no revenues during the year ended December 31, 2013, as compared to revenues of $7,695,067 in the year ended December 31, 2012.

The Company had a net loss of $121,824 during the three months ended March 31, 2014, as compared to net losses of $299,009 in the three months ended March 31, 2013.  The Company had a net loss of $976,238 during the year ended December 31, 2013, as compared to net income of $192,313 in the year ended December 31, 2012.

Equipment Financing

The Company has no existing equipment financing arrangements.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Silverwood Acquisition Corporation.  In December 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.  In connection with the change of control, the Company changed its name from Silverwood Acquisition Corporation to IIM Global Corporation.

The Acquisition

On August 12, 2013, IIM Global Corporation, a Delaware corporation (the “Company”), acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”).  The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

  The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company.  As a result, in the Acquisition, 97,970,562 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,752,899 shares of common stock of the Company.

Prior to the Acquisition, Silverwood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Innovation in Motion.  As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company.  The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

Relationship with Tiber Creek Corporation

In November 2012, the Company (through Innovation in Motion) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to Innovation in Motion; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company of $100,000 for its services, payable as follows: $40,000 due immediately, and then $15,000 per month until the balance is paid in full.   These amounts were satisfied during the first half of 2013.   In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares.  The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company, however, 80% of these shares held by Tiber Creek and MB Americus will not be sold or transferred for nine months following the effective date of the registration statement. The resale of these shares, which are held by James Cassidy for Tiber Creek and Jim McKillop for MG Americus, are included in the registration statement of which this prospectus forms a part.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Silverwood Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Silverwood Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers.  As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Promissory Note

The Company issued a promissory note to Penn Investments Inc .., a related party, in the amount of $600,000 on March 31, 2014.  The promissory note accrues interest at 15% per annum until paid.  The principal and interest due under the note are payable in full on September 30, 2014.

In April 2014, the Company issued a promissory note to Penn Investments Inc., a related party , in the amount $310,000 for the purpose of purchasing the building at 160 E. Lake Brantley Drive, Longwood, FL 32779. The promissory note accrues interest at 15% per annum until paid.  The principal and interest due under the note are payable in full on November 30, 2014.

Intellectual Property

The Company licenses certain technology for use in its products and business.  A key arrangement is the license of materials from Apple, Inc.  The license, executed in October 2009, provides the Company with the ability use certain Apple, Inc. materials in the Company’s own products.

The Company also holds numerous patents and intellectual property as a result of an assignment of the same to the Company in November 2012 by Thomas Szoke, Daniel Fozzati and Andras Vago.  Each of these individual assignors now beneficially own shares of common stock in the Company (as a result of the Acquisition, since these individuals were formerly shareholders of Innovation in Motion).

The following is a summary of the patents and patent applications as well as the trademarks that the Company has filed throughout the world:

•

HDR PCT Filing#: WO2011/019996A1 (applied in US, Canada, Europe, China, India, Brazil, Russia, Colombia, Mexico, South Africa, and Australia)

•

SRIO PCT Filing#: WO2011/028874A1 (applied in US, Canada, Europe, Japan, China, India, Brazil, Mexico, South Korea, and Australia)

•

HDR Design US Patent#: D649548 (also obtained in Europe, Japan, China, Switzerland, Mexico, Brazil, Singapore, Argentina, Colombia, and Venezuela)

•

SRIO & HDR Trademark filed in United States, Europe, Switzerland, Brazil, Mexico, Colombia, Singapore, and Australia

The HDR PCT Filing is a utility patent that focuses on the creation of an “Intelligent Configurable Accessory” and how this accessory can be utilized with a Bluetooth wireless connection and still provide not only data security but maintain an overall network security by ensuring the accessory is seen as a trusted element in the network.

The SRIO PCT Filing is a utility patent that provides for the creation of an “Intelligent Accessory” utilized in NFC payment systems both open and closed architecture.  The patent provides the means to create a secure environment, which can not only house the sensitive credit card information of the user but also allow its NFC chipset to emulate any of the cards stored on it for a transaction.  Today all NFC devices have single credit card information hard coded into its chipset and are recharged from users cards that are stored on cloud- based platforms.

The HDR Design Patent protects the shape and ergonomics of the HDR product.  The size and shape of the HDR product is unique for being able to house 7 unique machine-readable technologies in a single integrated unit the size of a smartphone.

The following is the exhaustive list of the all of the Company’s patents, filings, and trademarks for each country:

Title - INTELLIGENT PERIPHERAL DEVICE (HDR - Design)

Country	Application/Patent No.	Status	Term
United States	D649,548 S	Issued	11/29/2025
China	ZL 201130084031.7	Issued	4/20/2021
Switzerland	137932	Issued	4/14/2016 (Renewal)
European Community	1270177	Issued	4/11/2016 (Renewal)
Argentina	DI 82259	Issued	4/19/2016 (Renewal)
Brazil	DI 7101457-8	Issued	4/20/2016 (Renewal)
Columbia	11-120885-00000-0000	Pending
Mexico	MX/f/2011/001192	Issued	4/18/2026
Singapore	D2011/472/Z	Issued	4/15/2016 (Renewal)
Japan	1423506	Issued	8/19/2014 (Renewal)

Title - AN INTELLIGENT PERIPHERAL DEVICE AND SYSTEM FOR THE AUTHENTICATION AND VERIFICATION OF INDIVIDUALS AND/OR DOCUMENTS THROUGH A SECURE MULTIFUNCTIONAL AUTHENTICATION SERVICE WITH DATA STORAGE CAPABILITY (HDR -Utility)

Country	Application/Patent No.	Status	Term
United States	13/390,113	Pending
Australia	2010282394	Pending
Mexico	MX/a2012/001768	Pending
Columbia	12 043.697	Pending
Brazil	BR 11 2012 003212 7	Pending
Russia	2012108483	Pending
India	2027/DELNP/2012	Pending
South Africa	2012/1728		8/13/2014 (Renewal)
China	2.0108E+11	Pending
Canada	2,770,406	Pending
Europe	10808809.7	Pending

Title - A PERSONALIZED MULTIFUNCTIONAL ACCESS DEVICE POSSESSING AN INDIVIDUALIZED FORM OF AUTHENTICATING AND CONTROLLING DATAEXCHANGE (SRIO-Utility)

Country	Application/Patent No.	Status
United States	13/393,852	Pending
Australia	2010289507	Pending
South Korea	10-2012-7008685	Pending
India	2431/DELNP/2012	Pending
Mexico	MX/a2012/002553	Pending
Brazil	BR 11 2012 004791.4	Pending
Canada	2772213	Pending
Japan	2012-528037	Pending
China	201080047051	Pending
Europe	10814477.5	Pending

Title - Trademarks (HDR)

Country

Ser. No./Reg. No.

Status

Term

US (HDR)

85/224,242

Allowed

US (Think It.  See it.)

85/224,250

Allowed

Mexico

1254125

Registered

07/20/2021 (Renewal)

Brazil

11-92888

Pending

Columbia

903873516

Pending

Singapore

1437687

Registered

07/20/2021 (Renewal)

Australia

1437687

Registered

07/20/2021 (Renewal)

Switzerland

621392

Registered

07/22/2021 (Renewal)

Employees and Organization

The Company presently has approximately three employees and approximately five full-time consultants.

Employees do not receive benefits at this time.  However, the Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

Property

The Company’s headquarters are located in Longwood, Florida. The location consists of over 3,500 square feet.  The facility is fully furnished with computers, phone systems, Internet, and break rooms to accommodate up to 25 employees.

On October 23, 2013 the Company entered into an office building lease with purchase option, the lease is for the Company’s corporate office in Longwood, Florida. The Company has the option to purchase the building at the end of the 6 months lease term for a total purchase price of $430,000 less the non-refundable deposit that was paid on the lease initiation. The amount of the deposit and prepaid lease amounted to $103,000 and $112,000 as of March 31, 2014 and December 31, 2013, respectively.  The Company completed the purchase of the property on May 30, 2014.

Subsidiaries

Currently, the Company has one subsidiary – Innovation in Motion (which was acquired in the Acquisition).  The Company is the sole shareholder of Innovation in Motion.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In November 2011, the Company (as Silverwood Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534154.

PLAN OF OPERATION

Business Plan

The Company’s plan is to focuses on two distinct markets, one being the Government market requiring innovative and cost effective solutions for addressing their security and associated identity management needs and the other the Consumer Mobile Payment market which is looking to define non obtrusive but highly secure solutions used for credit and debit card payments that can incorporate biometric technologies.  To address these markets the Company has invested into patenting and developing both hardware and software platforms focused to address these specific market requirements.

Management believes that one of the biggest advantages of the Company’s platform approach is that the platforms can be leveraged to support a wide variety of vertical markets in both the Government and Mobile Payment space as well as easily adapt to new markets requiring low cost and configurable solutions.  These vertical markets are as an example border control, public safety, enterprise security and asset management, seaports, small business inventory management, military and banking (identity verification).

The Company is also focused on ongoing investments in new product development.  The product development strategy is two prong in nature:

•

Continue to develop platforms that can leverage into several products that support open standards for application content

•

Continuously improve quality and reduce manufacturing cost thru engineering design and optimizing supply chain.

Potential Revenue

The Company expects to earn potential revenue from sales of its products, as it continues to commercialize its products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Silverwood Acquisition Corporation (“Silverwood” or “Silverwood Acquisition”).  On August 12, 2013, the Company acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”).  Innovation in Motion was formed in April 2009 in the State of Florida.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern.  Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

.

Revenues and Losses

The Company had no revenues during the three months ended March 31, 2014, as compared to no revenues in the three months ended March 31, 2013.  The Company had no revenues during the year ended December 31, 2013, as compared to revenues of $7,695,067 in the year ended December 31, 2012.

The Company had a net loss of $121,824 during the three months ended March 31, 2014, as compared to net losses of $299,009 in the three months ended March 31, 2013.  The Company had a net loss of $976,238 during the year ended December 31, 2013, as compared to net income of $192,313 in the year ended December 31, 2012.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company believes that it maintains competitive pricing for its products.  The expected retail list price for HDR Intelligent Accessory products range from $850 to $1,850 based on the configuration of the features and functionality of the product.  The Voter Verification product is expected to have a retail price in the range of $300 - $350 based on the required configuration.  The Inventory Management product is expected to be retail priced in the range of $1000 - $1200 depending on required configuration. The expected retail list price for SRIO products are expected to be $100 or less.

Alternative Financial Planning

The Company has no alternative financial plans at the moment.  If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company , which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.  The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Capital Resources

As of March 31, 2014, the Company had cash available of $221,351.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business and plans.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources.  Management’s plan to continue as a going concern includes raising capital to implement the execution of its business plan, and to become cash flow positive from the completion of additional equity and debt financings. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon the management’s ability to successfully implement the plans described above, including securing additional sources of financing and attain profitable operations.   Management also cannot provide any assurance that unforeseen circumstances that could occur at any time within the next twelve months or thereafter will not increase the need for the Company to raise additional capital on an immediate basis. The Company will actively target sources of additional equity and debt financing. There can be no assurance that we will be able to continue to raise funds in which case the Company may be unable to meet its obligations.

To date, the Company has not suffered from a significant liquidity issue.

The Company anticipates a significant budget for sales and marketing activities as the Company expands and rolls out its products to broader market segments.

Discussion of the Three Months ended March 31, 2014

For the three months ended March 31, 2014, the Company generated no revenues and had a loss from operations of $112,274.

General and administrative expenses decreased by $189,973 to $98,176 for the three months ended March 31, 2014, from $288,149 for the three months ended March 31, 2013. The main components of general and administrative expenses during the three months ended March 31, 2014 were $49,850 in professional fees, $16,959 in salaries. The main components of general and administrative expenses during the three months ended March 31, 2013 were $168,650 in professional fees, $75,760 in salaries. The main reason for the decrease in general and administrative expenses was more professional fees incurred in the first quarter of 2013 due to preparation the reverse merger transaction between the private operating company and the public shell which occurred in the third quarter of 2013 ..

As of March 31, 2014, the Company had total current assets of $324,351 and we had total current liabilities of $617,491.  Operating activities used $150,383 in cash for the three months ended March 31, 2014, as compared to using $19,718 in cash for the three months ended March 31, 2013. The Company’s net loss of $121,824 for the three months ended March 31, 2014, decrease in accounts receivable and other current liabilities, primarily accounted for the increase in our negative operating cash flow. Financing activities during the three months ended March 31, 2014 generated $375,375 in net cash after repayments of $349,425 of related party notes.

As of March 31, 2014, the Company has insufficient cash to operate its business at the current level for the next twelve months and insufficient cash to achieve its business goals. The success of the Company’s business plan is contingent upon it obtaining additional financing. The Company intends to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital, or other cash requirements.  The Company does not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to the Company on acceptable terms, or at all.  The Company’s failure to obtain financing would have a material adverse effect on its business.

Discussion of the Year ended December 31, 2013

The Company generated no revenues during the year ending December 31, 2013.

The Company had an operating loss and net loss during the year ending December 31, 2013 of $971,455 and $976,238, respectively.

For the year ended December 31, 2013, the Company used $900,592 of cash in its operations.

The Company did not incur any capital expenditures during the year ended December 31, 2013.  However, the Company incurred cash outflows from investment in intangible assets in the amounts of $231,860 during the year ending December 31, 2013.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financial in order to develop and implement its business plan and proposed operations.  If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of the Year ended December 31, 2012

The Company generated revenues of $7,695,067 during the year ended December 31, 2012.

During the year ended December 31, 2012, the Company posted operating income and net income, respectively, of $192,313, and 192,313.

For the year ended December 31, 2012, the Company generated $180,202 of cash in its operations.

The Company incurred expenditures from investments in intangibles during the year ended December 31, 2012 in the amount of $102,203.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financial in order to develop and implement its business plan and proposed operations.  If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name

Age

Position

Year Commenced

David S. Jones

59

President and CEO, Secretary, Treasurer and Director

2012

Douglas Solomon

58

COO and Director

2013

Thomas Szoke

50

CTO and Director

2013

Andras Vago

63

Independent Director

2013

Haraldo Artmann

57

Independent Director

2013

David S. Jones

David S. Jones serves as Chief Executive Officer, President, Secretary and Treasurer of the Company, and is a Director of the Company.  Mr. Jones has been in global business management in all regions of the world including global management of company personnel and contractor/partner relationships.  He has served as a board member on joint ventures operating in Beijing, China, Bangalore, India and Perth, Australia.  He has served and managed sales, field service, managed service, systems integration and professional service, marketing, finance, engineering, business development and other areas with a particular expertise in global services, strategic partnerships and joint venture management.  From 1986 through 2007, Mr. Jones worked for Motorola, Inc. with various systems, operations and development positions retiring as Vice President for Global Service Delivery Operations responsible for the global delivery of all technical call centers, network operations centers, secure operation center, technical training and services business development.  He served as a board member for the joint venture between Motorola and WiPro in Bangalore, India, Motorola and ERG in Perth, Australia and Motorola and a Local Manufacturer in Beijing, China.  From 2007 to 2010, Mr. Jones was Vice President and General Manager for Intermec Technologies, Inc.’s Global Services Division in Everett, Washington.  Mr. Jones was responsible for Intermec's global services business including margin improvement and revenue growth, sales, third party services, marketing, finance, call centers, parts sales and professional services.  From 2010 to 2011, Mr. Jones served in a consultant capacity to large and small manufacturers trying to enter or improve their services position in the market. And in 2011 Mr. Jones joined Innovation in Motion Inc. as President & CEO, which has grown from a start-up in 2009 to a pre-tax revenue of $7.7 million.  Mr. Jones received his Bachelor of Science degree in Civil Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana and his Masters in Business Administration degree from Baldwin Wallace College in Berea, Ohio.

Douglas Solomon

Douglas Solomon serves as Chief Operating Officer and a Director of the Company.  Mr. Solomon is the co-founder of ID Solutions Inc., and has over 30 years of hands-on experience in the management and operations of high-tech international corporations and their subsidiaries. His experience includes over 18 years in international sales and marketing within the high-tech industry. Prior to founding ID Solutions, Douglas held various positions as President and/or CEO of various US-based and international companies. His experience and responsibilities include every aspect of running a business, people management, financial controls, resource planning and expansion/growth strategy of the company and its stakeholders. As a graduate of the University of the Witwatersrand, he started his career with Hewlett Packard in South Africa in 1979 and in 1985 left HP to start one of the largest HP OEM’s in Africa, under the banner of the then publicly traded “Square One Solutions Group”. In partnership with various local and international companies, Douglas has been instrumental in establishing a beachhead for numerous new ventures in a variety of high-tech focused opportunities.

Thomas Szoke

Thomas R. Szoke serves as Chief Technology Officer and a Director of the Company.  Mr. Szoke has over 25 years of engineering, global sales and operations management as well as extensive field experience and is one of the founding members of Innovation In Motion, Inc., founded in April of 2009, and was the Chief Operating Officer of Innovation In Motion Inc, which was merged into IIM Global Corporation in August of 2013. Tom pioneered the concept and development and is the inventor of IIM Global Corps HDR Intelligent Accessory product lines , which was the technological basis for IIM Global Corps Inventory Control Handheld (ICH) and Handheld Voter Registration Device used in the Ghana elections in 2012. He is also the visionary behind the tested concept of IIM Global Corps SRIO Mobile Payment Solution.

Mr. Szoke is recognized as an expert and visionary in his field. He is one of a kind when it comes to navigating and dealing with the complexities between technology, new product development and business. Tom has over 25 years in the high tech industry with a variety of technology companies, over 21 years of global business operations experience and global sales experience and over 5 years of experience in small business management.

Mr. Szoke spent 23 years with Motorola, Inc. gaining experience in field and product engineering, systems integration, program management and sales. Mr. Szoke was the Country Manager for Hungary for all of Motorola, Inc. Mr. Szoke also possesses 10 years of experience in the Biometrics Industry in management, sales, partnership development and technology/engineering development.  Mr. Szoke is a degreed Electrical Engineer and is fluent in English and Hungarian.

Andras Vago

Andras Vago serves as an Independent Director of the Company.  Since 1989, Mr. Vago has been the Founder, CEO and Managing Director of Multipolaris, based in Budapest, Hungary. Mr. Vago was also one of the Founders of Innovation In Motion, Inc .., which was merged into IIM Global Corp in August 2013. Mr. Vago has over 30 years of technical system development, technical system deployment and global executive management experience. His areas of expertise include manufacturing, delivery and installation of digital telephone and complex nation-wide information systems. Mr. Vago is an experienced systems integrator and provides the planning, development, supply, operation, servicing, maintenance and training on complex IT and communication networks and the integration of special surveillance systems.

Mr. Vago also focuses on the technology for the development and production of plastic or paper based security documents such as passports, national ID cards and personal and identification control mediums. Since 1997 Multipolaris has produced more than 130 million security documents including ID cards and passports. In 2004 Mr. Vago started a subsidiary company, Multicard Ltd., which is 100% owned by Mr. Vago , and manufactures a wide variety of plastic cards including bank cards, club, loyalty, traveler, membership, customer, access control, ID, VIP motorway tool and chip cards.

Mr. Vago also possesses knowledge in Marketing from the Hungarian Aluminum Industry Trust. He also possesses a background in Import/Export knowledge and experience during his career at the Machine Export Company, the Chemical Machine and Equipment Export and Import Company and was head of exporting at Chemical Machine and Equipment Export and Import Company, “Chemocomplex”.

Mr. Vago is a degreed Engineer graduating from the College Faculty of Metallurgy of the Technical University of Heavy Industry in Miskolc. Mr. Vago also possesses a degree in the Economic Expert Branch of the Faculty of International Economic Relations from the University of Economics “Karl Marx” in Budapest, Hungary. Mr. Vago is fluent in Hungarian, German, Italian and English.

Haraldo Artmann

Mr. Artmann serves as an Independent Director of the Company.  He is a successful entrepreneur and a lawyer with extensive knowledge and experience in the Government and Private Sector in Brazil and other South American countries.  He is the founder and President of Audifone Brazil, an electronic company established in 1988 that specializes in the manufacturing and distribution of hearing aids in Brazil and throughout South America With over 70 employees and an extensive Affiliate distribution network including several company owned retail stores the company achieved annual sales in excess of $15 million US dollars.

Haraldo currently is expanding his Brazilian private sector business into the United States. He is in the process of developing a distribution network for his highly successful battery product line “WPOWER” of alkaline batteries, hearing aids batteries and Lithium batteries.  In 1983 he graduated with a Law Degree from the Universade Sao Francisco de Assis in Brazil, becoming an active Lawyer in the areas of Commerce, Bankruptcy, and Real Estate Law and continues to remain a registered member of the Brazilian Lawyers Bar Association. He also holds a Degree in International Commerce and diplomatic relationship from Faculdade de Comercio Exterior in Curitiba, Brazil and as a member of the Rotary Club he was involved in many humanitarian activities throughout

Brazil.  As a hobby Haraldo enjoys flying his own plane and holds a Commercial Pilots License in Brazil and is currently working on his USA license.  Haraldo and his family reside in the Orlando area.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are two (2) independent directors , namely Andras Vago and Haraldo Artmann ..

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

      Aggregate

 All

  Annual

Annual

  Annual

      Accrued

Comp-

 Other

  Comp-

Earned     Payments   Salary Since

         Stock and   -ensation  Comp-

 ensation

Name/Position

Year

Salary

     Made

      Inception   Bonus  Options

Plans

 ensation  Total

David Jones (1)

2013

$0

    $0

$0

$0

$0

  $0

$0

   $0

CEO and Director

2012

$189,961   $189,961

$0

$0

$0

  $0

$12,000

   $201,961

Douglas Solomon

2013

$0

    $0

$0

$0

$0

  $0

$0

   $0

COO and Director

2012

$0

    $0

$0

$0

$0

  $0

$0

   $0

Thomas Szoke (2)

2013

$0

    $0

$0

$0

$196,932  $0

$35,000

   $231,932

CTO and Director

2012

$0

    $0

$0

$0

$0

    $0

$122,500  $122,500

(1)

Stock compensation paid to Mr. Jones in 2013 represents the value of 100,000 shares of common stock of Innovation in Motion issued to him as consideration for deferring compensation due him by that company prior to the Acquisition.  The shares were valued at fair market value on the date of issuance

(2)

Stock compensation paid to Mr. Szoke in 2013 represents the value of 623,969 shares of common stock of Innovation in Motion issued to Thomas Szoke PA, LLC prior to the Acquisition in satisfaction of amounts due it prior to the Acquisition, together with 317,590 shares of the Company’s common stock issued to Thomas Szoke PA, LLC in satisfaction of amounts due it after the Acquisition.  The shares were valued at fair market value on the date of issuance.

The compensation shown above is presented for the calendar/fiscal year 2013 and 2012, respectively, and represents salaries and compensation payable to the officers noted above in connection with their services for the Company , or Innovation in Motion prior to the Acquisition.

As of December 31, 2013, there was no accrued compensation that was due to the Company’s employees or officers.  Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”  At present, all salary that is payable to Mr. Jones has been deferred.

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company and/or the Acquisition.  Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing.  However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion.  No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control.  The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

David S. Jones, the CEO of the Company, is a party to an executive employment agreement, as of February 27, 2014, pursuant to which Mr. Jones receives a base salary of $60,000 per year.  Mr. Jones is also eligible for vacation and sick leave.  The term of the employment agreement is from March 1, 2014 to February 28, 2017.

The Company entered into an executive employment agreement with Douglas Solomon, as of February 27, 2014.  Pursuant to the agreement, Mr. Solomon will receive a base salary of $60,000 per year.  Mr. Solomon is also eligible for vacation and sick leave.  The term of the employment agreement is from March 1, 2014 to February 28, 2017.

The Company entered into an executive employment agreement with Thomas Szoke, as of February 27, 2014.  Pursuant to the agreement, Mr. Szoke will receive a base salary of $60,000 per year.  Mr. Szoke is also eligible for vacation and sick leave.  The term of the employment agreement is from March 1, 2014 to February 28, 2017.

The Company has certain key personnel consulting arrangements of note:

The Company previously retained Thomas Szoke PA, LLC (“Szoke LLC”) as a long-term contractor for the Company since May 2009.  Szoke LLC is involved in all key aspects of the Company, including corporate strategy, product development, intellectual property and marketing planning.  The firm is a key advisor and consultant for the board of directors and senior management of the Company.  The contractor agreement originally had a term of 5 years, and is set to expire by May 2014.  However, in June 2012, the Company and Szoke LLC amended the original agreement, and the newly amended agreement expires 5 years from the date of the amendment.  The amended agreement increases the scope of Szoke LLC’s services to include sales support, technology planning and other operational duties.  The amended agreement provides that Szoke LLC will receive a consulting fee of $25,000 per month, subject to increase by ten percent (10%) each year.  In November 2012, the parties again amended the agreement, so that Szoke LLC could also provide technical support for the Company’s patenting process relating to HDR and SRIO solutions.  In consideration of these additional services, Szoke LLC was granted equity awards in the Company.  This agreement with Thomas Szoke LLC was canceled on October 1, 2013 ..

The Company entered a technical consulting engagement with Andras Vago in November 2012.  Pursuant to the agreement, Mr. Vago provides technical consulting with respect to the Company’s intellectual property and product development.  The term of the agreement is 12 months, subject to extension by mutual agreement of the parties.  In exchange for his services, Mr. Vago received equity awards from the Company.  This agreement was not renewed.

The Company has a consulting agreement with Platinum Bay, located in Florida, for senior management advice and consultative assistance.  Under this agreement (which was amended and restated in November 2012), Platinum Bay receives a flat amount of $2,100 per week for its services to the Company.   This agreement with Platinum Bay was canceled on October 1, 2013 ..

Beginning in 2011, the Company also has formed a consulting relationship with John Seno with respect to SRIO development and services.  This agreement expired in 2011 and was not renewed.

In March 2014, the Company entered into a consulting agreement with Jamie White an independent contractor hired to provide Mechanical Design services for the development of the Company’s new products. The agreement is a month - to - month agreement at a rate of $1200/week.

In April 2014, the Company entered into a consulting agreement with Platinum Bay Consulting located in Florida to provide consulting services to the senior management of the Company. The Company agreed to pay a monthly fee of $8,000 per month for 160 hours of consulting per month. Additional hours incurred by the consultant is charged to the Company at an agreed upon rate. The Company agreed to pay a $30,000 non-refundable retainer.  The agreement is a month to month agreement with no minimum required term.

In April 2014, the Company entered into a consulting agreement with James Fegan an independent contractor hired to provide specialized embedded software and hardware design services for the development of the Company’s new products. The agreement is valued at a maximum of $88,000 at a rate of $8000/bi-weekly.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its director at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding.  At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors.  In addition, the Company anticipates that its officers and directors will be provided with benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of	Percent of Class
		Number of Shares of		Class Before	After
Name	Position	Common Stock		Offering (1)	Offering (2)
David S. Jones	President, CEO and Director	20,434,549		13%	8%
Andras Vago	Director	54,400,000	(3)	34%	24%
Thomas Szoke	CTO and Director	33,315,940	(4)	21%	15%
Douglas Solomon	COO and Director	1,500,000		1%	*
Daniel Fozzati	5% shareholder	14,400,000	(5)	9%	6%
Rick Antunes	5% shareholder	33,262,800		21%	15%
Total owned by officers and directors		109,650,489		69%	47%

* Less than 1%

(1) Based upon 160,623,289 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 50,573,987 Shares offered, and 160,623,289 shares outstanding following the offering.

(3) Includes 3,200,000 shares held by Multipolaris Corporation, 32,000,000 shares held by Interpolaris Pte. Ltd. and 19,200,000 held by MP Informatikai Kft.  Mr. Vago is an officer and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

(4) Includes 1,315,940 shares held by Thomas Szoke LLC.  Mr. Szoke is an officer and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(5) Includes 14,400,000 shares held by Walk Think LLC.  Mr. Fozzati is an officer and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation , which owns 250,000 shares of the Company's common stock.  Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company.  Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company.  As the organizers and developers of Silverwood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition.  In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

In February 2014 the Company assigned Douglas Solomon Power of Attorney to represent and work with appropriate parties to complete the closing of the office building located at 160 E. Lake Brantley Drive, Longwood, FL 32779.

The Company issued a promissory note to Penn Investments Inc. in the amount of $600,000 on March 31, 2014.  The promissory note accrues interest at 15% per annum until paid.  The principal and interest due under the note are payable in full on September 30, 2014.  Penn Investments Inc, is a Florida corporation owned by Douglas W. Solomon, an executive officer and director of the Company.

In April 2014, the Company issued a promissory note to Penn Investments Inc. in the amount of $310,000 for the purpose of purchasing the building at 160 E. Lake Brantley Drive, Longwood, FL 32779. The promissory note accrues interest at 15% per annum until paid.  The principal and interest due under the note are payable in full on November 30, 2014. Penn Investments Inc, is a Florida corporation owned by Douglas W. Solomon, an executive officer and director of the Company.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 50,573,987 shares of common stock held by such shareholders.  The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.60 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name

Shares Owned Before Offering (1)

Offered Herein

Shares Owned After Offering (2)

Number

Percentage

Number

Number

Percentage

David S. Jones

CEO and Director

20,434,549

13%

6,830,365

13,604,184

8%

Douglas W. Solomon

1,500,000

1%

1,500,000

0

*

COO and Director

Thomas Szoke

32,000,000

20%

9,600,000

22,400,000

14%

CTO and Director

Rick Antunes

33,262,800

21%

9,978,840

23,283,960

15%

Luis Barroso

60,000

*

60,000

0

*

James Cassidy (3)

250,000

*

250,000

0

*

Interpolaris Pte. Ltd. (4)

32,000,000

20%

9,600,000

22,400,000

14%

Danny Katz

60,000

*

60,000

0

*

Eric Katz

40,000

*

40,000

0

*

James McKillop (5)

250,000

*

250,000

0

*

Jon Melzer

250,000

*

250,000

0

*

Melba Liliana Gonzalez Molina

2,400,000

1%

720,000

1,680,000

1%

MP Informatikai Kft. (6)

19,200,000

12%

5,760,000

13,440,000

8%

Multipolaris Corporation (7)

3,200,000

2%

960,000

2,240,000

2%

Thomas Szoke LLC (8)

1,315,940

1%

394,782

921,158

1%

WalkThink LLC (9)

14,400,000

9%

4,320,000

10,080,000

6%

* Less than 1%

 (1) Based upon 160,623,289 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 50,573,987 Shares offered, and 160,623,289 shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein.  Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Mr. Andras Vago is an officer and principal of each of Interpolaris Pte. Ltd, and he may be deemed the beneficial owner of the shares held by this entity.

(5) Includes 250,000 shares held by MB Americus, LLC, a California limited liability company.  Mr. McKillop also works with Tiber Creek Corporation from time to time.  Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

(6) Mr. Andras Vago is an officer and principal of each of MP Informatikai Kft, and he may be deemed the beneficial owner of the shares held by this entity.

(7) Mr. Andras Vago is an officer and principal of each of Multipolaris Corporation, and he may be deemed the beneficial owner of the shares held by this entity.

(8) Mr. Thomas Szoke is an officer and principal of Thomas Szoke LLC, and he may be deemed the beneficial owner or the shares held by such entity.

(9) Mr. Daniel Fozzati is an officer and principal of Walk Think LLC, and he may be deemed the beneficial owner or the shares held by such entity.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 160,723,289 shares of common stock outstanding of which 109,650,489 shares are owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months.  While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.  However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resale of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities.  Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities.  If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made.  In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•

The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

•

The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•

The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of IIM Global Corporation as of December 31, 2013 and December 31, 2012, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years ended December 31, 2013 and December 31, 2012, respectively.  The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 14, 2014, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.  However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Consolidated Balance Sheets as of March 31, 2014 (unaudited) and December 31, 2013	F-2

Consolidated Statements of Operations for the Three Months Ended March 31, 2014 and 2013 (unaudited)	F-3

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2014 and 2013 (unaudited)	F-4

Notes to Financial Statements (unaudited)	F-5 - F-10

IIM GLOBAL CORP.

(FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2014	2013
	(unaudited)
Current Assets
Cash	$221,351	$5,349
Deposits	103,000	112,000
Total Current Assets	324,351	117,349

Property and equipment, net	32,640	38,011
Intangible, net	395,882	393,146

Total Assets	$752,873	$548,506

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$16,531	$50,500
Related party payables	960	16,175
Promissory notes-related party	600,000	224,625
Total Current Liabilities	617,491	291,300

Total Liabilities	617,491	291,300

Stockholder's Equity
Common stock, 300,000,000 shares authorized
$0.0001 par value, 160,623,289 shares issued and outstanding
at March 31, 2014 and December 31, 2013, respectively	16,062	16,062
Additional paid-in capital	1,731,878	1,731,878
Accumulated deficit	(1,612,558)	(1,490,734)

Total Stockholder's Equity	135,382	257,206

Total Liabilities and Stockholders' Equity	$752,873	$548,506

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

IIM GLOBAL CORP.

(FORMERLY:SILVERWOOD ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended March 31,
	2014	2013
Revenues:
Product revenues	$-	$-
Support and maintenance revenues	-	-
Total Revenues	-	-

Cost of Goods Sold	-	-

Gross Profit	-	-

Operating Expenses
Depreciation and amortization	11,624	10,860
Research and development	2,474	-
General and administrative	98,176	288,149
	112,274	299,009

Loss from operations	(112,274)	(299,009)

Other Income
Interest income	-	-
Interest expense	(9,550)	-
	(9,550)	-

Loss before income taxes	(121,824)	(299,009)

Income taxes	-	-

Net loss	$(121,824)	$(299,009)

Loss per share - basic and diluted	$(0.00)	$(0.00)
Weighted average shares - basic and diluted	160,623,289	97,200,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

IIM GLOBAL CORP.

(FORMERLY:SILVERWOOD ACQUISITION CORPORATION)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the three months ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net loss	$(121,824)	$(299,009)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	11,625	10,859
Changes in assets and liabilities:
Accounts receivable	-	117,924
Other assets	9,000	-
Accounts payable and accrued expenses	(33,969)	150,508
Due to related parties	(15,215)	-

Net cash used in operating activities	(150,383)	(19,718)

INVESTING ACTIVITIES:
Investment in intangibles	(8,990)	(9,903)

Net cash used in investing activities	(8,990)	(9,903)

FINANCING ACTIVITIES:
Proceeds from issuance of related party promissory notes	724,800	-
Payment of related party promissory notes	(349,425)	-
Additional contributed capital	-	16,776

Net cash provided by financing activities	375,375	16,776

Net (decrease)/increase in cash	216,002	(12,845)

CASH AT BEGINNING OF PERIOD	5,349	17,568

CASH AT END OF PERIOD	$221,351	$4,723

Supplemental Disclosures of cash flow information
Cash paid for interest	$9,550	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

IIM GLOBAL CORPORATION
Notes to the Consolidated Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND MERGER

IIM Global Corporation (formerly Silverwood Acquisition Corporation) ("IIM Global" or the "Company") was incorporated on September 21, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. IIM Global has been in the developmental stage since inception. In addition to a change in control of its management and shareholders, the Company's operations to date have been limited to issuing shares and filing a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934. IIM Global was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On December 20, 2012, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to IIM Global Corporation and filed such change with the State of Delaware. The registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950. The current officers and directors resigned, and a new officer/director was appointed and elected resulting in the change of control of the Company.

On August 12, 2013, IIM Global acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,970,562 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,752,899 shares of common stock of the Company.

 Innovation in Motion was formed in April 2009 in the State of Florida, and was a private company operating in two technology fields: the handheld identification market and mobile payment market. Since its inception, Innovation in Motion has provided handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.  The Company has a business focus in the identification, security and mobile payment businesses, and it had its technology used during the election process in Ghana, Africa. The Company has a range of state-of-the-art products in these fields and has begun serious market penetration with the sale and placement of units.

As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

Reverse Merger Accounting

Since former Innovation in Motion security holders owned, after the merger, the majority of IIM Global shares of common stock, and as a result of certain other factors, including that all members of the Company’s executive management are from Innovation in Motion,  Innovation in Motion is deemed to be the acquiring company for accounting purposes and the merger was accounted for as a reverse merger and a recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). These condensed consolidated financial statements reflect the historical results of Innovation in Motion prior to the merger and that of the combined Company following the merger, and do not include the historical financial results of IIM Global prior to the completion of the merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the merger.

Going Concern

The Company has an accumulated deficit of $1,612,558 as of March 31, 2014. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with other business entities for potential acquisition and /or acquiring new clients to generate revenues.

Management and shareholders used their personal funds to pay for certain expenses incurred by the Company in 2014. There is no assurance that the Company will ever be profitable. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements primarily reflect the financial position, results of operations and cash flows of Innovation in Motion (as discussed above). The accompanying unaudited condensed consolidated financial statements of Innovation in Motion have been prepared in accordance with GAAP for interim financial information and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, these interim financial statements do not include all of the information and footnotes required by GAAP for annual financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014, or for any other period.

Use of Estimates

In preparing these condensed consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our consolidated financial statements relate to the valuation of long-lived assets, accruals for potential liabilities, and valuation assumptions related to equity instruments and share based payments.

Concentration of Credit Risk

The Company’s financial instruments that potentially expose the Company to a concentration of credit risk consist of cash, accounts payable, accrued expense and a related party payable. The Company’s cash is deposited at a financial institution and insured by the Federal Deposit Insurance Corporation (“FDIC”). At various times during the year, the Company may have exceeded this amount insured by the FDIC.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Property and Equipment, net

Property and equipment consisted of furniture and fixtures and computer equipment, and are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives of three years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property equipment are recorded upon disposal. All property and equipment were purchased by one of the Company’s officers and shareholder and were recorded as additional capital contribution in the accompanying balance sheet. Depreciation expense amounted to $5,371 for the three month periods ended March 31, 2014 and 2013.

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets. The Company amortizes intangible assets over ten years. Amortization expense amounted to $6,254 and $5,490 for the three month periods ended March 31, 2014 and 2013, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the three month periods ended March 31, 2014 and 2013, there were no impairment charges.

Revenue Recognition

We recognize revenue for our services when each of the following four criteria is met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller’s price to the buyer is fixed or determinable; and collectability is reasonably assured. There were no revenues recognized during the three months ended March 31, 2014 and 2013.

Net Loss per Common Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company had no assets or liabilities required to be recorded at fair value on a recurring basis at March 31, 2014 and December 31, 2013.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the statement of operations.

Recent Accounting Pronouncements

Adopted

In February 2013, FASB issued ASU 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date.  The objective of the amendments in this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for those obligations addressed within existing guidance in U.S. GAAP.  The amendment requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and an additional amount the reporting entity expects to pay on behalf of its co-obligors.  The entity is required to disclose the nature and amount of the obligation as well as other information about those obligations.  The Company adopted this ASU as of January 1, 2014.  This adoption did not have an effect on our financial statements.

 Not Adopted

In April 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity to reduce diversity in practice for reporting discontinued operations. Under the previous guidance, any component of an entity that was a reportable segment, an operating segment, a reporting unit, a subsidiary, or an asset group was eligible for discontinued operations presentation. The revised guidance only allows disposals of components of an entity that represent a strategic shift (e.g., disposal of a major geographical area, a major line of business, a major equity method investment, or other major parts of an entity) and that have a major effect on a reporting entity’s operations and financial results to be reported as discontinued operations. The revised guidance also requires expanded disclosure in the financial statements for discontinued operations as well as for disposals of significant components of an entity that do not qualify for discontinued operations presentation. The updated guidance is effective for periods beginning after December 15, 2014. The Company currently has operations that are reported as discontinued operations and does not expect the adoption of this guidance to have a material effect on its financial position, results of operations, or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	March 31, 2014	December 31, 2013
	(Unaudited)

HDR	$155,045	$146,706
SRIO	102,910	102,259
Software	200,000	200,000
	457,955	448,965
Less amortization	(62,073)	(55,819)

	$395,882	$393,146

Intangible assets consist of legal and global patent registration costs related to the Company’s technology HDR (Handheld biometric mobile devices) and SRIO (Biometric wallet devices).

NOTE 4 - DEPOSITS

On October 23, 2013, the Company entered into an office building lease with purchase option, the lease is for the Company’s corporate office in Longwood, Florida. The company has the option to purchase the building at the end of the lease for a total purchase price of $430,000 less the non-refundable deposit of $100,000. The remaining $3,000 is for prepaid rent for the remaining term.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	March 31, 2014	December 31, 2013
	(unaudited)

Accounts payable	$8,000	$19,638
Payroll related liabilities	4,707	26,069
Other current liabilities	3,824	4,803

	$16,531	$50,510

Due to Related Parties	$960	$16,175

NOTE 6 – PROMISSORY NOTES – RELATED PARTY

Promissory notes – related party totaled $600,000 and $224,615 as of March 31, 2014 and December 31, 2013, respectively, as described below:

	March 31, 2014	December 31, 2013
	(Unaudited)

Promissory note issued to a company owned by one of the stockholders in October 2013 with a term of six months and bear interest at the rate of 15%. The proceeds from the note were used to pay the deposit to purchase the Company’s building located in Longwood, Florida. In March 2014 the Company paid the promissory note balance of $120,000.	$–	$120,000

Promissory notes issued to two directors in October 2013, in place of the Company’s expense reimbursement, the notes have a term of six months and bear interest at the rate of 15%. In March 2014 the Company paid the promissory notes in the amount of $62,125.	–	62,125

Promissory note issued to a stockholder in November 2013 with a term of six months and bear interest at the rate of 15%. In March 2014 the Company paid the promissory note in the amount of $20,000.	–	20,000

Promissory note issued to a stockholder in December 2013 with a term of six months and bear interest at the rate of 15%. In March 2014 the Company paid the promissory note in the amount of $22,500.	–	22,500

Promissory note issued to a company owned by one of the stockholders in March 2014, due on demand and bear interest at the rate of 15% per annum.	600,000	–
	$600,000	$224,625

NOTE 7 – RESEARCH AND DEVELOPMENT

On April 1, 2013, the Company entered into an engineering contract for the hardware and software development of our next generation HDR device called the HDR+.  The device is to be used by government and enterprise customers to capture all forms of machine readable data as well as the facial and fingerprint biometric information of persons. The total development costs for HDR+ will amount to $430,000 which will be financed through equity and debt financing. As of March 31, 2014, the Company has paid $2,474 in cash which has been recorded as research and development expense.

NOTE 8 – STOCK OPTIONS

There were no unvested compensation or new stock options granted, exercised or expired during the period ended March 31, 2014.

NOTE 9 – STOCKHOLDER’S EQUITY (DEFICIT)

In April 2013, the Company entered into various stockholder subscription agreements with 5 private investors in order to provide working capital for the Company. The agreements stipulate that the shares of common stock will not be issued to the investors until the execution of the reverse merger agreement and subsequent Initial Public Offering. The Company raised $515,000 in cash from the stockholder subscription agreements for the purchase of 1,910,000 shares of common stock. These shares were issued during the quarter ended September 30, 2013.

On June 30, 2013, the Company issued 670,562 pre-merger common shares to two officers in settlement of $167,640 of accrued payroll liabilities at a conversion price of $0.25 per share. Additionally, 100,000 pre-merger common shares were issued to one officer in connection with a deferred payment agreement and were recorded as share based compensation under general and administrative expenses in the accompanying statement of operations.

On August 12, 2013, IIM Global acquired Innovation in Motion Inc., in a stock-for-stock transaction. The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,970,562 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,752,899 shares of common stock of the Company.

On September 30, 2013, the Company issued a total of 460,390 common shares to two shareholders to settle approximately $115,000 of accrued liabilities that was owed to these shareholders.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its building under a six months term lease with an option to buy at the end of the term. During the lease term, the Company is required to make a monthly lease payment of $3,000 per month. Rent expense amounted to $9,000 and $15,281 during the three month periods ended March 31, 2014 and 2013, respectively and ends on May 31, 2014 at which time the Company will purchase the building.

Executive Compensation

On June 30, 2013, the Company officer agreed to forgive his deferred and accrued salary amounted to $128,456 that was entitled to him under the employment agreement for the period from January to June 2013 and was subsequently included into additional paid in capital because he was a shareholder.

On July 1, 2013, the Company’s President and CEO, David Jones, agreed to adjust his total compensation to $1.00 per year and will not receive any other benefits or other forms of compensation which shall be paid by the Company. On February 2014 the Company executed a new Employment Agreement with David Jones, at an annual Salary of $60,000 per year and to include all benefits as offered to any other employee at the time.

In February 2014 the Company hired Thomas Szoke and Douglas Solomon to join the company as acting Chief Technology Officer and Chief Operating Officer respectively, at an annual rate of $60,000 per year to include all benefits as offered to any other employee at the time. Votes will be taken at the next full Board of Directors meeting for the appointment of each to the post permanently.

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods. The Company is not presently a party to any pending or threatened legal proceedings.

NOTE 11 – SUBSEQUENT EVENTS

In March 2014, the Company entered into a consulting agreement with Jamie White an independent contractor hired to provide Mechanical Design services for the development of the company’s new products. The agreement is a month to month agreement at a rate of $1200/week.

In April 2014, the Company entered into a consulting agreement with a stockholder whereby the stockholder provides consulting services to the Company. The Company agreed to pay a monthly fee of $8,000 per month for 160 hours of consulting per month. Additional hours incurred by the consultant is charged to the Company at an agreed upon rate. The Company agreed to pay a $30,000 non-refundable retainer.

In April 2014, the Company entered into a consulting agreement with James Fegan an independent contractor hired to provide specialized embedded software and hardware design services for the development of the company’s new products. The agreement is valued at a maximum of $88,000 at a rate of $8000/bi-weekly.

In February 2014 the Company assigned Douglas Solomon Power of Attorney to represent and work with appropriate parties to complete the closing of the office building located at 160 E. Lake Brantley Drive, Longwood, FL 32779. In April 2014, the Company entered into a short term promissory note for $310,000 with another entity owned by a related party for the purpose of purchasing the building at 160 E. Lake Brantley Drive, Longwood, FL 32779.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of IIM Global Corporation

We have audited the accompanying consolidated balance sheets of IIM Global Corporation (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years ended December 31, 2013 and 2012. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements are presented assuming the Company will continue as a going concern. As more fully described in Note 1 to the consolidated financial statements, the Company has sustained accumulated losses from operations totaling approximately $1,491,000 and $515,000 at December 31, 2013 and 2012, respectively. All revenues recognized in 2012 are generated from one project - “Ghana 2010 Election” and are expired after December 31, 2012. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 1 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments which might be necessary if the Company is unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

April 14, 2014

IIM GLOBAL CORP.

(FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2013	2012
Current Assets
Cash	$5,349	$17,568
Accounts receivable	-	117,924
Other current assets	112,000	-
Total Current Assets	117,349	135,492

Property and equipment, net	38,011	59,492
Intangible, net	393,146	184,333

Total Assets	$548,506	$379,317

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$50,510	$90,048
Related party payables	16,175	13,560
Promissory notes-related party	224,615	-
Total Current Liabilities	291,300	103,608

Total Liabilities	291,300	103,608

Stockholder's Equity
Common stock, 300,000,000 shares authorized
$0.0001 par value, 160,623,289 and 1,500,000 shares issued and outstanding
at December 31, 2013 and 2012 (*), respectively	16,062	150
Additional paid-in capital	1,731,878	790,055
Accumulated deficit	(1,490,734)	(514,496)
Total Stockholder's Equity	257,206	275,709

Total Liabilities and Stockholders' Equity	$548,506	$379,317

* The December 31, 2012 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction. See Note 2.

The accompanying notes are an integral part of these consolidated financial statements

IIM GLOBAL CORP.

(FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
	2013	2012
Revenues:
Product revenues	$-	$7,695,067
Support and maintenance revenues	-	-
Total Revenues	-	7,695,067

Cost of Goods Sold	-	6,500,195

Gross Profit	-	1,194,872

Operating Expenses
Depreciation and amortization	44,530	42,014
Research and development	44,000	-
General and administrative	882,925	960,545
	971,455	1,002,559

(Loss)/Income from operations	(971,455)	192,313

Other Income
Interest income	20	-
Interest expense	(4,803)	-
	(4,783)	-

(Loss)/income before income taxes	(976,238)	192,313

Income taxes	-	-

Net (loss)/Income	$(976,238)	$192,313
(Loss)/earnings per share - basic and diluted	$(0.02)	$0.01
Weighted average shares - basic and diluted (*)	63,650,780	19,439,726

* The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares. See Note 2

The accompanying notes are an integral part of these consolidated financial statements

IIM GLOBAL CORP.

(FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

			Common	Additional		Total
	Common Stock		Stock	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Subscribed	Capital	Deficit	Equity
Balance December 31, 2011	20,000,000	2,000	-	1,052,159	(708,309)	345,850

Issuance of shares upon exercise of stock options	9,000,000	900	-	(100)	-	800

Issuance of shares for cash	1,000,000	100	-	-	-	100

Redemption of common stock	(19,500,000)	(1,950)	-	-	-	(1,950)

Additional contributed capital	-	-	-	(262,854)	-	(262,854)

Recapitalization	(9,000,000)	(900)	-	850	1,500	1,450

Net income	-	-	-	-	192,313	192,313

Balance-December 31, 2012 *	1,500,000	$150	$-	$790,055	$(514,496)	$275,709

Issuance of shares to settle liabilities	460,390	46	-	115,051	-	115,097

Debt forgiven by related parties				128,456		128,456

Issuance of shares for cash	1,910,000	191	(515,000)	514,809	-	-

Common stock subscribed	-	-	515,000	-	-	515,000

Stock issued upon reverse merger	156,752,899	15,675	-	183,507	-	199,182

Net loss	-	-	-	-	(976,238)	(976,238)

Balance-December 31, 2013	160,623,289	$16,062	$-	$1,731,878	$(1,490,734)	$257,206

* The December 31, 2012 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction. See Note 2.

The accompanying notes are an integral part of these consolidated financial statements

IIM GLOBAL CORP.

(FORMERLY: SILVERWOOD ACQUISITION CORPORATION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,
OPERATING ACTIVITIES:	2013	2012
Net (loss)/income	$(976,238)	$192,313
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	44,530	42,014
Changes in assets and liabilities:
Accounts receivable	117,924	(117,924)
Other assets	(112,000)	-
Accounts payable and accrued expenses	(39,538)	50,239
Due to related parties	64,730	13,560

Net cash (used in)/provided by operating activities	(900,592)	180,202

INVESTING ACTIVITIES:
Loan receivable	-	(245,865)
Investment in intangibles	(231,860)	(102,203)

Net cash used in investing activities	(231,860)	(348,068)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	515,000	800
Proceeds from issuance of promissory notes	162,500	-
Issuance of common stock to settle liabilities	115,097	-
Debt forgiven by related parties	128,456	-
Shares issued upon reverse merger	199,180	-
Additional contributed capital	-	180,230
Net cash provided by financing activities	1,120,233	181,030
Net (decrease)/increase in cash	(12,219)	13,164
CASH AT BEGINNING OF PERIOD	17,568	4,404
CASH AT END OF PERIOD	$5,349	$17,568

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued to settle consulting fees	$115,098	$-
Stock issued to effect reverse merger	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

1. OVERVIEW

Description of business and merger

IIM Global Corporation (formerly Silverwood Acquisition Corporation) ("IIM Global" or the "Company") was incorporated on September 21, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. IIM Global has been in the developmental stage since inception. In addition to a change in control of its management and shareholders, the Company's operations to date have been limited to issuing shares and filing a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934. IIM Global was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On December 20, 2012, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to IIM Global Corporation and filed such change with the State of Delaware. The registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950. The current officers and directors resigned, and a new officer/director was appointed and elected resulting in the change of control of the Company.

On August 12, 2013, IIM Global acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,970,562 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,752,899 shares of common stock of the Company.

Innovation in Motion was formed in April 2009 in the State of Florida, and was a private company operating in two technology fields: the handheld identification market and mobile payment market. Since its inception, Innovation in Motion has provided handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.  The Company has a business focus in the identification, security and mobile payment businesses, and it had its technology used during the election process in Ghana, Africa. The Company has a range of state-of-the-art products in these fields and has begun serious market penetration with the sale and placement of units.

As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

1. OVERVIEW (continued)

Reverse Merger Accounting

Since former Innovation in Motion security holders owned, after the merger, the majority of IIM Global shares of common stock, and as a result of certain other factors, including that all members of the Company’s executive management are from Innovation in Motion,  Innovation in Motion is deemed to be the acquiring company for accounting purposes and the merger was accounted for as a reverse merger and a recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). These consolidated financial statements reflect the historical results of Innovation in Motion prior to the merger and that of the combined Company following the merger, and do not include the historical financial results of IIM Global prior to the completion of the merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the merger.

Going Concern

The Company has an accumulated deficit of $1,490,734 as of December 31, 2013. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with other business entities for potential acquisition and /or acquiring new clients to generate revenues.

Management and shareholders used their personal funds to pay for certain expenses incurred by the Company in 2013. There is no assurance that the Company will ever be profitable. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Use of Estimates

In preparing these consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in our consolidated financial statements relate to the valuation of long-lived assets, accruals for potential liabilities, and valuation assumptions related to equity instruments and share based payments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company had no assets or liabilities required to be recorded at fair value on a recurring basis as of December 31, 2013 and 2012.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2013 and 2012.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Concentration of Revenues and Accounts Receivables

In 2012, one customer accounted for 100% of revenues and accounts receivable and one vendor accounted for 100% of cost of sales and purchases. There was no sales activity for the year ended December 31, 2013.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  During the second half of fiscal year 2012, the Company entered into an agreement to provide biometric verification solutions for the “Ghana 2012 Election”, in connection with this agreement, the Company entered into another agreement to outsource the manufacturing of the hardware component (handheld devices). The manufacturer of the handheld devices also covers the warranty on any defective units for a period of twelve months. All services requested under the Ghana 2012 Election project were delivered and accepted in 2012 and management does not expect any future commitment or involvement and accordingly all revenues and related costs related to this agreement were recorded during the first half of the year ended December 31, 2012. There were no revenues generated during the year ended December 31, 2013.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2013 and 2012, there were no deferred taxes.

Share Based Compensation

The Company applies ASC 718, Shares-Based Compensation to account for its service providers’ share-based payments.  Common stock of the Company was given to service providers to retain their assistance in becoming a U.S. public company, assistance with public company regulations, investors’ communications and public relations with broker-dealers, market makers and other professional services.

In accordance with ASC 718, the Company determines whether a share payment should be classified and accounted for as a liability award or equity award.  All grants of share-based payments to service providers classified as equity awards are recognized in the financial statements based on their grant date fair values which are calculated using historical pricing.  The Company has elected to recognize compensation expense based on the criteria that the stock awards vest immediately on the issuance date.  ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent period if actual forfeitures differ from initial estimates.  There were no forfeitures of share based compensation.

Net Income (Loss) per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings (loss) per share on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Property and Equipment, net

Property and equipment consisted of furniture and fixtures and computer equipment, and are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives of three years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property equipment are recorded upon disposal. All property equipment was purchased by one of the Company’s officers and shareholder and was recorded as additional capital contribution in the accompanying balance sheet. Depreciation expense amounted to $21,482 for each of the years ended December 31, 2013 and 2012.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets. The Company amortizes intangible assets over ten years. Amortization expense amounted to $23,074 and $20,532 for the years ended December 31, 2013 and 2012, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the years ended December 31, 2013 and 2012, there were no impairment charges.

Recent Accounting Pronouncements

Adopted

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance Sheet (Topic 210):  Disclosures about Offsetting Assets and Liabilities (ASU 2011-11).  The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position.  Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013.  The adoption of this update did not have a material impact on the consolidated financial statements.

Effective January 2013, we adopted FASB ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02).  This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI).  The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income.  However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto.  Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail.  This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012.  The adoption of this update did not have a material impact on the consolidated financial statements.

Not Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendment in this standard is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

Not Adopted (continued)

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Top 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The objective of ASU No. 2013-11 is to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net loss carryforward, similar tax loss, or tax credit carryforward exists. The amendments in this standard is effective for all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists for fiscal years, and interim periods beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-11 will have on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

3. OTHER CURRENT ASSETS

On October 23, 2013 the Company entered into an office building lease with purchase option, the lease is for the Company’s corporate office in Longwood, Florida. The Company has the option to purchase the building at the end of the 6 months lease term for a total purchase price of $430,000 less the non-refundable deposit that was paid on the lease initiation. The amount of the deposit and prepaid lease amounted to $112,000 as of December 31, 2013.

4. PROPERTY & EQUIPMENT

Property and equipment consist of the following as of December 31, 2013 and 2012:

	2013	2012

Computer	$32,035	$32,035
Furniture	54,016	54,016
	86,051	86,051
Less depreciation	(48,040)	(26,559)

	$38,011	$59,492

5. INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2013 and 2012:

	2013	2012

HDR	$146,706	$130,432
SRIO	102,259	86,673
Software	200,000	-
	448,965	217,105
Less amortization	(55,819)	(32,772)

	$393,146	$184,333

Intangible assets consist of legal and global patent registration costs related to the Company’s technology HDR (Handheld biometric mobile devices) and SRIO (Biometric wallet devices).

In April 2013, the Company purchased software from an unrelated third party for $200,000 in cash. The software purchased is an Android platform application which provides the capability to make NFC type of payment transactions on Point of Sale terminals.  The Company plans to incorporate this software into our SRIO product to be sold along with the actual device.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of December 31, 2013 and 2012:

	2013	2012

Accounts payable	$19,638	$67,403
Payroll related liabilities	26,069	5,869
Other current liabilities	4,803	16,776

Total Accrued Payable and Accrued Expenses	$50,510	$90,048

Due to Related Parties	$16,175	$13,560

On January 2, 2013 the Company entered into a deferred payment agreement with two Company officers, under the terms of the deferred payment agreement the two officers agreed to defer their monthly compensation payments including expenses for a period of up to six months from the date of the agreement. As an incentive to the two officers to enter into this agreement, the Company agreed to issue the first officer 100,000 of the Company’s pre-merger common shares which were issued on June 30, 2013 and recoded as share based compensation, additionally, the Company granted the second officer the right to convert any and all amounts owed to him under this agreement into the Company’s common shares at a conversion rate of $0.25 per share. Total amount deferred under this agreement was $296,096 as of June 30, 2013.

On June 30, 2013, the Company entered into a new agreement with the two officers whereby an amount of $167,640 of the deferred payment liability was converted to Company’s common stock at a price of $0.25 which resulted in the issuance of 670,562 pre-merger common shares. Additionally, one officer forgave the remaining portion of his deferred payment of $128,456 which resulted in the Company recording additional paid in capital for the amount forgiven in the accompanying balance sheet for the year ended December 31, 2013 because this officer was a shareholder.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES (Continued)

On September 30, 2013, the Company issued a total of 460,390 common shares to two shareholders to settle approximately $115,000 of accrued liabilities that was owed to these shareholders.

7. RESEARCH AND DEVELOPMENT

On April 1, 2013, the Company entered into an engineering contract for the hardware and software development of our next generation HDR device called the HDR+.  The device is to be used by government and enterprise customers to capture all forms of machine readable data as well as the facial and fingerprint biometric information of persons. The total development costs for HDR+ will amount to approximately $430,000. As of December 31, 2013, the Company has paid $44,000 in cash which has been recorded as research and development expense.

8. PROMISSORY NOTES – RELATED PARTY

Promissory notes – related party totaled $240,790 and $0 as of December 31, 2013 and 2012, respectively, as described below:

	2013	2012

Promissory note issued to a company owned by one of the stockholders in October 2013 with a term of six months and bear interest at the rate of 15%. The proceeds from the note were used to pay the deposit to purchase the Company’s building located in Longwood, Florida (see Note 3)	$120,000	$-

Promissory notes issued to two directors in October 2013, in place of the Company’s expense reimbursement, the notes have a term of six months and bear interest at the rate of 15%.	62,125	-

Promissory note issued to a stockholder in November 2013 with a term of six months and bear interest at the rate of 15%.	20,000	-

Promissory note issued to a stockholder in December 2013 with a term of six months and bear interest at the rate of 15%.	22,500	-

	$224,625	$-

9. STOCK OPTIONS

There was no unvested compensation as of December 31, 2013 and 2012. The Company granted 0 and 4,000,000 stock options to Directors during the years ended December 31, 2013 and 2012, respectively. Compensation expense related to stock options granted was insignificant during the year ended December 31, 2012. Stock options exercised were 0 and 4,000,000 (pre-stock split) during the years ended December 31, 2013 and 2012, respectively.

There were no stock options granted during 2013. For the year ended December 31, 2012, the fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Because the Black-Scholes option valuation model incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on historical volatilities of the comparable publicly traded companies. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from estimates and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

December 31, 2012
Expected Volatility	75%
Expected dividends	−%
Expected terms (in years)	1
Risk-free rate	0.16%
Forfeiture rate	−%

A summary of (pre-stock split) option activity as of December 31, 2012 and changes during the year then ended is presented below:

	Options	Weighted- Average Exercise Price	Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2011	-	$-	-	$-
Granted	4,000,000	0.0002	1.00	-
Exercised	(4,000,000)	0.0002	1.00	-
Forfeited or expired	-	-	-	-

Outstanding at December 31, 2012	-	$-	-	$-

Exercisable at December 31, 2012	-	$-	-	$-

There was no stock option activity for the year ended December 31, 2013.

10. INCOME TAXES

Our provisions for income taxes for the years ended December 31, 2013 and 2012, respectively, were as follows (using our blended effective Federal and State income tax rate of 35.0%):

	2013	2012

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(1,491,000)	$(514,000)
Change in valuation allowance	1,491,000	514,000
Total deferred tax provision	$-	$-

Deferred tax assets at December 31, 2013 and 2012 consisted of the following:

	2013	2012
Deferred tax assets:
Net operating loss carryforwards	$522,000	$180,000

Valuation allowance	(522,000)	(180,000)

Net deferred tax assets	$-	$-

Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership). Transactions such as planned future sales of our common stock may be included in determining such a change in control. These factors give rise to uncertainty as to whether the net deferred tax assets are realizable. We have approximately $1,491,000 in NOL at December 31, 2013 that will begin to expire in 2029 for federal and state purposes and could be limited for use under IRC Section 382. We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382. A reconciliation of the expected tax benefit computed at the U.S. federal and state statutory income tax rates to our tax benefit for the years ended December 31, 2013 and 2012 is as follows:

10. INCOME TAXES (continued)

	Years ended December 31,
	2013		2012

Federal income tax rate at 35%	$(522,000)	35.0%	$(180,000)	35.0%
State income tax, net of federal benefit	-	- %	-	- %
Change in valuation allowance	522,000	(35.0)%	180,000	(35.0)%

Benefit for income taxes	$-	- %	$-	- %

We file income tax returns in the U.S. with varying statutes of limitations. Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2013 and 2012. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

11. STOCKHOLDER’S EQUITY

During the year ended December 31, 2012, the Company issued 9,000,000 shares to three officers and directors related to exercise of their stock options at an exercise price of $0.0002 per share.

On December 20, 2012, the Company redeemed an aggregate of 19,500,000 of the outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950.

On December 21, 2012, the Company issued 1,000,000 shares to an officer of the company at $0.0001.

In April 2013, the Company entered into various stockholder subscription agreements with 5 private investors in order to provide working capital for the Company. The agreements stipulate that the shares of common stock will not be issued to the investors until the execution of the reverse merger agreement and subsequent Initial Public Offering. The Company raised $515,000 in cash from the stockholder subscription agreements for the purchase of 1,910,000 shares of common stock. These shares were issued during the quarter ended September 30, 2013.

On August 12, 2013, IIM Global acquired Innovation in Motion Inc., in a stock-for-stock transaction. The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,970,562 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,664,943 shares of common stock of the Company.

On September 30, 2013, the Company issued a total of 460,390 common shares to two shareholders to settle approximately $115,000 of accrued liabilities that was owed to these shareholders.

12. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its building under a six months term lease with an option to buy at the end of the term (see Note 3). During the lease term, the Company is required to make a monthly lease payment of $3,000 per month. Rent expense amounted to $62,084 and $8,680 during the years ended December 31, 2013 and 2012, respectively.

Executive Compensation

On October 1, 2011, an employment agreement was executed with a Company officer for a base salary of $210,000 per year. The officer is also entitled to an annual bonus which is based on performance and attaining certain operational milestones.

On June 30, 2013, the Company officer agreed to forgive his deferred and accrued salary amounted to $128,456 that was entitled to him under the employment agreement for the period from January to June 2013 (see Note 6) and was subsequently included into additional paid in capital because he was a shareholder.

On July 1, 2013, the Company officer agreed to adjust his total compensation to $1.00 per year and will not receive no other benefits or other forms of compensation which shall be paid by the Company.

13. SUBSEQUENT EVENTS

On February 13, 2014 the Company filed a registration statement on Form S-1 for the offer and sale by certain shareholders of 58,673,987 shares of common stock held by those shareholders at a price of $0.60. The registration statement is not effective at the time of filling this Report and no sales can be made there from.

On March 31, 2014 IIM Global was able to raise $600,000.00 in capital as a six month bridge loan from Penn Investments Inc.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$4,534
State filing fees	$3,000
Edgarizing fees	$2,500
Transfer agent fees	$5,000
Accounting fees	$35,000
Legal fees	$100,000
Printing	$1,000

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On September 21, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on December 20, 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On September 21, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on December 20, 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On December 21, 2012, 1,000,000 shares of common stock were issued by the Company to David S. Jones pursuant to a change of control in the Company.

(3) On August 12, 2013, the Company issued 156,603,323 shares of common stock in connection with the Acquisition, as follows:

Shareholder Name	Number of Shares

Multipolaris Corporation	3,200,000
Interpolaris Pte. Ltd.	32,000,000
MP Informatikai Kft.	19,200,000
Thomas Szoke	32,000,000
Thomas Szoke LLC	923,323
WalkThink LLC	14,400,000
Rick Antunes	33,120,000
David S. Jones	19,360,000
Melba Liliana Gonzalez Molina	2,400,000

 (4) In connection with the Acquisition, the Company issued in September 2013 a total of 149,576 shares in aggregate to David S. Jones and Thomas Szoke, LLC relating to previous shares to be provided to these holders in settlement of accrued payroll liabilities from June 2013.

(5) On September 30, 2013, the Company issued a total of 460,390 common shares to two people to settle approximately $115,000 of accrued liabilities.

(6) From September 30, 2013, the Company issued a total of 1,910,000 shares of common stock, as follows:

Shareholder Name	Number of Shares

Jon Melzer	250,000
Eric Katz	40,000
Danny Katz	60,000
Luis Barroso	60,000
Douglas W. Solomon	1,500,000

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++

Agreement and Plan of Reorganization

3.1+

Certificate of Incorporation

3.2+

By-laws

5.1**

Opinion of Counsel on legality of securities being registered

10.1+++

Assignment of Patents

10.2+++

Assignment of Patents

10.3+++

Assignment of Patents

10.4 +++

Employment Agreement of David Jones

10.5 +++

Employment Agreement of Douglas Solomon

10.6 +++

Employment Agreement of Thomas Szoke

10.7 +++

Promissory Note

10.8 +++

Flextronics Manufacturing Services Agreement

10.9

Agreement with Tiber Creek Corporation*

10.10

Adjusted Compensation Agreement David S. Jones through September 30, 2013*

10.11

Adjusted Compensation Agreement David S. Jones from October 1, 2013*

23.1 *

Consent of Accountants

23. 2 **

Consent of Attorney (as part of Exhibit 5.1)

101

Attached as Exhibits 101 to this registration statement are the following financial statements (i) from the Quarterly Report on Form 10-Q for the period ended March 31, 2014 unaudited condensed consolidated financial statements for the three months ended March 31, 2014 and 2013 formatted in XBRL; and (ii) from the Annual Report on Form 10-K for the year ended December 31, 2013 consolidated financial statements for the years ended December 31, 2013 and 2012 formatted in XBRL.  In accordance with Regulation S-T, the XBRL-formatted interactive data files that comprise Exhibit 101 in this registration statement shall be deemed furnished and not filed.

____________________

** To be filed

*

Filed herewith

+

Previously filed on Form 10-12G on November 9, 2011 (File No.: 000-54545) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++

Previously filed on Form 8-K on August 13, 2013 (File No.: 000-54545) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++

Previously filed on Form S-1 on February 13, 2014 (File No.: 333-193924 ), as amended, as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 26 , 2014.

IIM GLOBAL CORPORATION

By:

/s/ David S. Jones

Title: President (Principal Executive Officer ), Treasurer (Principal Financial Officer , & Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David S. Jones his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature

Capacity

Date

/s/ David S. Jones

Director

June 26 , 2014

/s/ Douglas Solomon

Director

June 26 , 2014

/s/ Andras Vago

Independent Director

June 26 , 2014

/s/ Thomas Szoke

Director

June 26 , 2014

/s/ Haraldo Artmann

Independent Director

June 26 , 2014

II-4